                        [THE COOPER COMPANIES LETTERHEAD]


         NEWS RELEASE
         CONTACT:
         NORRIS BATTIN
         THE COOPER COMPANIES, INC.
         ir@coopercompanies.com
         FOR IMMEDIATE RELEASE

               THE COOPER COMPANIES REPORTS SECOND QUARTER RESULTS
               ---------------------------------------------------
               REVENUE GROWS 22 PERCENT; EPS 47 CENTS VS 38 CENTS
               --------------------------------------------------

LAKE FOREST, Calif., May 25, 2000--The Cooper Companies, Inc. (NYSE/PCX: COO) today reported results for its second fiscal quarter ended April 30, 2000.

          Revenue $51 million, 22 percent above second quarter 1999.

          Earnings per share 47 cents versus 38 cents in second quarter 1999, a 24 percent increase; trailing twelve months $1.80.

          Cash flow per share (pretax income from continuing operations plus depreciation and amortization) 86 cents, up 23 percent from 70 cents in second quarter 1999; trailing twelve-months $3.23.

Commenting on these results, A. Thomas Bender, chief executive officer said, "At CooperVision (CVI), our U.S. contact lens business grew 21 percent, more than four times the estimated growth of the U.S. contact lens market during the first calendar quarter. CVI's toric lenses, used to correct astigmatism, grew 22 percent in the U.S., sharply ahead of the 12 percent growth reported for the U.S. toric market. CVI's worldwide core contact lens business--all revenue except our lower margin OEM sales to other contact lens manufacturers--grew 16 percent, and we continue to grow about three times the estimated world market growth.

"At CooperSurgical (CSI), our women's healthcare medical device business, revenue increased 78 percent in the second quarter reflecting primarily the recent acquisitions of products from BEI Medical Systems, Inc. and Leisegang Medical, Inc. Excluding these acquisitions, our women's healthcare business grew 9 percent. Operating income grew 85 percent with an operating margin of 13 percent. We expect CSI's operating margin to approach 20 percent by year-end, after we have completed the integration of Leisegang."

BUSINESS UNIT P&L HIGHLIGHTS ($'S IN MILLIONS)

-----------------------------------------------------------------------------------------------------
                                       THREE MONTHS ENDED APRIL 30,
-----------------------------------------------------------------------------------------------------
Revenue                                            Operating Income
------------------------------------------------------------------------------------------------------
                                          %                               %     % Revenue  % Revenue
                     2000     1999       Inc.      2000       1999       Inc.      2000       1999
                     ----     ----       ----      ----       ----       ----      ----       ----
------------------------------------------------------------------------------------------------------
CVI                  $38.3    $34.7       10%      $11.4      $10.3       11%       30%        30%
CSI                   12.5      7.0       78%        1.7         .9       85%       13%        13%
                     -----    -----                -----      ----
Subtotal              50.8     41.7       22%       13.1       11.2       17%       26%        27%
HQ Expense                      --                  (1.7)      (1.6)      --
                                                   -----      -----
------------------------------------------------------------------------------------------------------
TOTAL                $50.8    $41.7       22%      $11.4      $9.6        18%       22%        23%
                     =====    =====                =====      ====        ===
-----------------------------------------------------------------------------------------------------

                                              SIX MONTHS ENDED APRIL 30,
------------------------------------------------------------------------------------------------------
Revenue                                            Operating Income
------------------------------------------------------------------------------------------------------
                                          %                                %    % Revenue   % Revenue
                      2000     1999      Inc.      2000       1999        Inc.     2000        1999
                      ----     ----      ----      ----       ----        ----     ----        ----
------------------------------------------------------------------------------------------------------
CVI                   $70.2    $62.5      12%      $19.8      $16.5       20%       28%         26%
CSI                    21.0     14.2      47%        3.1        1.7       76%       15%         12%
                       ----     ----               -----      -----
Subtotal               91.2     76.7      19%       22.9       18.2       25%       25%         24%
HQ Expense              --       --                 (3.3)                 --
                                                   -----
                                                               (2.7)
                                                              -----
------------------------------------------------------------------------------------------------------
TOTAL                 $91.2    $76.7      19%      $19.6      $15.5       26%       22%         20%
                      =====    =====               =====      =====
------------------------------------------------------------------------------------------------------



SECOND QUARTER OPERATING HIGHLIGHTS
COOPERVISION REVENUE AND MARKET SHARE

------------------------------------------------------------------------------------------------------------------------
                                              COOPERVISION REVENUE ANALYSIS
------------------------------------------------------------------------------------------------------------------------
       Segment         Second Quarter         % Total    % Change            Six        % Total        % Change from
                            2000                            from            Months                        Six Months
                                                           Second            2000                           1999
                                                        Quarter 1999
------------------------------------------------------------------------------------------------------------------------
          U.S.              $24.9               65           21%             $45.0         64               23%
     International           11.6               30            7%              22.1         32                6%
                            -----               --                           -----        ---
      Core Business          36.5               95           16%              67.1         96               17%
          OEM                 1.8                5          -46%               3.1          4              -40%
                            -----              ---                           -----        ---
         Total              $38.3              100           10%             $70.2        100               12%
                            =====              ===                           =====        ===
------------------------------------------------------------------------------------------------------------------------


"CVI's 16 percent core revenue growth in the second quarter was in line with our expectations," said Bender, "and I continue to expect fiscal 2000 full year revenue growth in the 15 to 20 percent range. In North America, which represents almost 75% of our business, I expect 20 percent growth. Outside North

America, growth should accelerate to the mid teens as we continue to introduce new spherical, aspheric, cosmetic and toric products."

The largest segment of CVI's U.S. business, disposable-planned replacement (DPR) brands of toric contact lenses, grew 36 percent over last year's second quarter, about the same rate of growth as the market.

During the second quarter, CVI introduced Encore Toric, its two-week disposable cast molded toric lens. Preference Toric, CVI's premium toric brand, and Frequency 55 Toric, positioned at a lower price point, together showed strong results. CVI holds 33% of the U.S. DPR toric market--the fastest growing segment of the U. S. contact lens market--and 30 percent of the total U.S. toric market, a 3-point share gain since last year at this time. "With the recent gains in our toric revenue and market share in North America and the successful rollout of torics in Europe, we believe we are now the world's leading manufacturer of toric lenses," said Bender.

CVI's spherical DPR products in the U.S., especially Frequency 55 Sphere and Frequency Aspheric, also performed well in the current quarter, up 54 percent in a market segment that grew 6 percent. CVI believes that its incremental revenue in the U.S. spherical segment during the quarter is at least equal to that of any of its competitors. Together, CVI's DPR spheres and torics now account for nearly 75% percent of its U.S. business. During the quarter, revenue for these products grew 42 percent while the total DPR market grew 10 percent.

International revenue--sales in countries outside the United States plus exports from the U.S.--grew 7 percent during the quarter, 12 percent when adjusted for currency fluctuations. "Although we experienced slower sales growth in our markets outside of North America this quarter," Bender said "we did see some improvement, especially in Europe, and I expect growth overseas to accelerate during the second half of the year. XCEL Toric and our new value added aspheric and cosmetic lens products have now been introduced in most major European markets and should drive improved revenue."

In Japan, CVI's partner, Rohto Pharmaceuticals, Inc., continued to roll out CVI's conventional spherical and toric lenses under the Rohto i.Q trade name. Rohto has submitted to Japanese regulatory authorities a lens material designed for quarterly replacement (equivalent to CVI's Preference product line in the U.S.) and anticipates late 2000 introduction of this product. Clinical trials continue in Japan on the two-week Frequency material. Rohto expects to launch Frequency spheres, torics and aspheric lenses during 2001 with an increasing contribution to CVI's operating income late in that year.

CooperVision's gross margin improved to 68 percent in the second quarter of 2000 from 65 percent in the comparable 1999 quarter due to favorable sales mix and ongoing manufacturing efficiencies.

NEW PRODUCTS
------------
Frequency Aspheric, introduced in the U.S. earlier this year, is exceeding expectations. The optical properties of this lens can help improve visual acuity in low light situations and correct mild astigmatism. "We believe," said Bender, "that many practitioners and optical chains will continue to exchange commodity disposable spheres for value added products such as Frequency Aspheric. I am also pleased with the initial acceptance of Encore Toric, our cast molded product that competes in the two-week disposable market."

In May, CVI introduced Frequency Colors, a new line of disposable cosmetic lenses, into major European markets. The North American launch is scheduled for the fall. Cosmetic lenses, frequently called opaque lenses, change or enhance the appearance of the eye's natural color. Patients who need vision correction wear these lenses as do those with normal vision who want to look fashionable. The cosmetic contact lens market, about $300 million worldwide, is the second fastest growing sector of the specialty lens market behind toric lenses.

CVI continues clinical trials on a high performance monthly planned replacement bifocal lens. "Any bifocal product we introduce," Bender noted, "must first hurdle our stringent performance requirements. We must see a high level of success well beyond the early wearing period. If this lens meets our standards, we expect to introduce it late in the calendar year."

COOPERSURGICAL
--------------
Revenue at CSI, Cooper's women's healthcare medical device business, grew 78 percent over the comparable quarter in 1999 due primarily to the recent acquisitions of products from BEI Medical Systems, Inc. and Leisegang Medical, Inc. Without these acquisitions, revenue of our women's healthcare products increased 9 percent due to the continuing growth of the FemExam pH and Amines TestCard System and the Cerveillance Digital Colposcope line. Operating income for the second quarter grew 85 percent to $1.7 million with operating margins of 13 percent. CSI continues to execute its market consolidation strategy and believes that it is the largest competitor in the in-office gynecological device segment.

For calendar 2000, CSI expects revenue to approach $50 million with operating margins approaching 20 percent by year-end, after the complete integration of Leisegang.

REPORTING ON THE COST OF START-UP ACTIVITIES

In April 1998, The American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Cost of Start-up Activities." The SOP broadly defines start-up activities and requires companies to expense them as incurred, effective for fiscal years beginning after December 15, 1998.

Cooper has, as required, adopted the SOP in the first quarter of fiscal year 2000, reporting an after tax charge of $432,000 as a cumulative effect of a change in accounting principles. Our previous policy had been to defer start-up activities and amortize them over future periods.

EARNINGS PER SHARE

All per share amounts mentioned in this report refer to diluted per share amounts from continuing operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999. Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Boca Raton, Fla., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.

Cerveillance'r', Encore'TM', XCEL'TM', Frequency'r', FemExam pH and Amines TestCard System and Preference'r' are trademarks of the Cooper Companies, Inc., its subsidiaries or affiliates.

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                    (In thousands, except earnings per share)
                                   (Unaudited)

                                                            Three Months Ended                Six Months Ended
                                                                 April 30,                        April 30,
                                                          ------------------------         ----------------------
                                                           2000             1999            2000            1999
                                                          ------           -------         -------         ------
Net sales                                                 $50,769          $41,743         $91,173         $76,702
Cost of sales                                              18,285           15,174          32,057          28,590
                                                          -------          -------         -------         -------
Gross profit                                               32,484           26,569          59,116          48,112
Selling, general and administrative expense                19,320           15,549          36,084          29,771
Research and development expense                              676              442           1,324             903
Amortization of intangibles                                 1,111              955           2,091           1,912
                                                          -------          -------         -------         -------
Income from operations                                     11,377            9,623          19,617          15,526
                                                          -------          -------         -------         -------
Interest expense                                            1,268            1,762           2,649           3,611
Other income, net                                              60               37             460              71
                                                          -------          -------         -------         -------
Income from continuing operations before
   income taxes                                            10,169            7,898          17,428          11,986
Provision for income taxes                                  3,406            2,604           5,838           4,051
                                                          -------          -------         -------         -------
Income from continuing operations                           6,763            5,294          11,590           7,935
Discontinued operations                                        --            1,841              --           3,099
Cumulative effect of change in accounting
   principles                                                  --               --            (432)             --
                                                          -------          -------         -------         -------
Net income                                                $ 6,763          $ 7,135         $11,158         $11,034
                                                          =======          =======         =======         =======

Diluted earnings per share:
     Continuing operations                                $  0.47          $  0.38         $  0.80         $  0.55
     Discontinued operations                                   --             0.13              --            0.22
     Cumulative effect of change in accounting
        principles                                             --               --           (0.03)             --
                                                          -------          -------         -------         -------
Earnings per share                                        $  0.47          $  0.51         $  0.77         $  0.77
                                                          =======          =======         =======         =======

Number of shares used to compute earnings
   per share                                               14,438           14,071          14,399          14,378
                                                          =======          =======         =======         =======

Memo diluted per share data from continuing operations:

   Cash flow(1)                                           $  0.86          $  0.70         $  1.50         $  1.09
                                                          =======          =======         =======         =======

(1) Pretax income plus depreciation and amortization.

                                  (more, more)

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                                        April 30,              October 31,
                                                                          2000                    1999
                                                                       ----------              -----------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                          $  4,747                $ 20,922
     Trade receivables, net                                               31,476                  26,792
     Inventories                                                          38,283                  33,430
     Deferred tax assets                                                  17,541                  11,638
     Other current assets                                                  7,568                   7,679
                                                                        --------                --------
         Total current assets                                             99,615                 100,461
                                                                        --------                --------
Property, plant and equipment, net                                        43,913                  40,319
Intangibles, net                                                          94,583                  80,518
Deferred tax asset                                                        47,641                  56,519
Other assets                                                               7,662                   8,056
                                                                        --------                --------
                                                                        $293,414                $285,873
                                                                        ========                ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                                         $  4,862                $  4,888
Other current liabilities                                                 43,085                  37,008
                                                                        --------                --------
         Total current liabilities                                        47,947                  41,896
                                                                        --------                --------
Long-term debt                                                            52,209                  57,067
Other liabilities                                                         18,909                  22,767
                                                                        --------                --------
         Total liabilities                                               119,065                 121,730
                                                                       ---------               ---------
Stockholders' equity                                                     174,349                 164,143
                                                                        --------                --------
                                                                        $293,414                $285,873
                                                                        ========                ========



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